UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

Paymentus Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40429	45-3188251
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11605 North Community House Road, Suite 300
Charlotte, North Carolina		28277
(Address of Principal Executive Offices)		(Zip Code)

(888) 440-4826 Registrant’s Telephone Number, Including Area Code:

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PAY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2023, the Board of Directors (the “Board”) of Paymentus Holdings, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved a Change in Control and Severance Agreement (the “CIC Agreement”) between the Company and Paul Seamon, the Company’s Interim Chief Financial Officer. The Board approved the CIC Agreement in recognition of Mr. Seamon’s expanded role and additional responsibilities as Interim Chief Financial Officer.

The CIC Agreement provides that Mr. Seamon will receive certain benefits in connection with certain qualifying involuntary terminations, including in connection with a change in control. If Mr. Seamon’s employment is terminated outside of the change in control period beginning on the date that is three months prior to the date of a change in control and ending on the one-year anniversary of such change in control, either (1) by the Company without cause and other than due to death or disability, or (2) by Mr. Seamon for good reason, he will be entitled to continuing payments of his base salary for six months and health care premiums for up to six months following termination. If Mr. Seamon’s employment is terminated during the change in control period, either (1) by the Company without cause and other than due to death or disability, or (2) by Mr. Seamon for good reason, he will be entitled to a lump sum cash payment equal to 75% of his base salary, a lump sum cash payment equal to his prorated annual target bonus, continuing payments of health care premiums for up to nine months and vesting acceleration of all of his unvested time-based equity awards. The foregoing description is qualified in its entirety be reference to the full text of the CIC Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 Other Events.

Also on February 13, 2023, the Board of Directors, upon the recommendation of the Compensation Committee, approved and adopted a revised Outside Director Compensation Policy. The revised Policy, effective February 13, 2023, replaces the previous Outside Director Compensation Policy adopted by the Board in May 2021. The revised Policy provides for cash compensation for service on short term, ad hoc Board committees, removes the initial $340,000 award of restricted stock units for new non-employee directors and makes certain other minor administrative changes. The remainder of the previous Policy remains unchanged. The foregoing description is qualified in its entirety by reference to the full text of the Outside Director Compensation Policy, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

10.1+	Change in Control and Severance Agreement between Paymentus Holdings, Inc. and Paul Seamon

10.2+	Paymentus Holdings, Inc. Outside Director Compensation Policy

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYMENTUS HOLDINGS, INC.

Date:	February 14, 2023	By:	/s/ Dushyant Sharma
Dushyant Sharma Chairman, President and Chief Executive Officer